Exhibit 10.2

SEPARATION AGREEMENT AND RELEASE

magicJack Vocaltec Ltd. (the “Company”) and Timothy McDonald (“Employee”) have agreed that Employee’s employment will terminate effective as of 5pm EST on June 5, 2015 (the “Separation Date”).  Employee will receive severance in accordance with the terms of his Employment Agreement between the Company and Employee dated December 13, 2013 (the “Employment Agreement”).  Employee will also receive additional compensation in connection with his separation of employment to which he would not otherwise be entitled under the Employment Agreement.

In exchange for the good and valuable consideration set forth below, the sufficiency and receipt of which is hereby acknowledged, and in compliance with the terms of Section 7.A. of the Employment Agreement, Employee and the Company hereby agree as follows:

1.
Employment Agreement.  Employee and the Company acknowledge and agree that (a) the Employment Agreement is hereby terminated subject to survival of the provisions of Section 8 thereof as set forth therein, and (b) termination of the Employment Agreement shall be considered a termination by the Company without “Cause” as such term is defined in the Employment Agreement.

2.	Releases.

(a)               Employee agrees that by executing this Separation Agreement and Release (“Release”) he does hereby, for himself, his heirs, executors, administrators, representatives, successors and assigns, release and forever discharge the Company and its attorneys, present and former employees, agents, present and former officers, directors, parents, subsidiaries, divisions, and all affiliated or related companies, predecessors, successors, assigns or representatives, and all persons acting for, by, through, under or in concert with any of them (collectively, “Released Parties”), of and from any and all claims, demands, causes of action, suits, debts, accounts, claims for attorney’s fees, interest, expenses and costs, damages, judgments, and executions of any nature whatsoever, which Employee, his heirs, executors, administrators, representatives, successors, or assigns, had or now has, from the beginning of time to the date hereof, against the Company and the Released Parties, whether known or unknown, whether based in contract or tort, or on Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, including the Older Workers’ Benefit Protection Act, the Family Medical Leave Act, or any other federal or state statute, common law, rule or regulation.  Employee acknowledges that by signing this Release, Employee is waiving his rights to bring any claim of any sort related to his employment or resignation of employment with the Company.  Notwithstanding the foregoing, the Company acknowledges and agrees that the foregoing release does not apply to any of the Company’s obligations under this Release or any of the Company’s remaining severance obligations to Employee arising from the Company’s termination of the Employment Agreement.

(b)               Company agrees that, by executing this Release,  Company does hereby, for itself, its wholly owned subsidiaries and their respective successors and assigns, release and forever discharge Employee of and from any and all claims, demands, causes of action, suits, debts, accounts, claims for attorney’s fees, interest, expenses and costs, damages, judgments, and executions of any nature whatsoever, which Company, its wholly owned subsidiaries or their respective successors or assigns, had or now have, from the beginning of time to the date hereof, against Employee, whether known or unknown, whether based in contract or tort, or any federal or state statute, common law, rule or regulation.  Notwithstanding the foregoing, Employee acknowledges and agrees that the foregoing release does not apply to any of Employee’s obligations under this Release or any of the Employee’s obligations under the Employment Agreement which survive its termination.

3.
Consideration. In consideration for executing this Release, and assuming that prior to the Separation Date, Employee has returned all of the Company’s property, including but not limited to any items containing the Company’s confidential information and trade secrets, the Company agrees to pay Employee a total sum of $500,000.00 in accordance with the provisions of Section 7.A. of the Employment Agreement (the “Severance Fund”). The Company shall pay the Severance Fund in a lump sum no later than three (3) business days after the Company’s receipt of a Confirmation of Acceptance attached to the ADEA Rider to this Release as Attachment A. Payment of the Severance Fund will be subject to applicable tax withholdings by the Company. Employee acknowledges the Severance Fund is separation pay, and not earned wages or compensation.  Employee further acknowledges and understands that no other compensation or expenses are otherwise owed to him.

4.
Insurance Benefits. Beginning on the day after the Separation Date, Employee shall be entitled to participate in COBRA benefits as provided under Federal law. Employee shall be responsible for the full cost of any such continued coverage under COBRA, provided that the Company will reimburse Employee for COBRA costs paid by Employee during the twelve (12) month period following the Separation Date.  Employee shall submit his request for reimbursement to the Company’s Controller within 30 (thirty) days after each monthly payment for his COBRA benefits.  Company shall issue reimbursement to Employee within 30 (thirty) days of receipt of Employee’s reimbursement request.

5.
Equity.  Employee is party to a Stock Option Agreement (the “Option Agreement”) and a Restricted Stock Agreement (the “RSA”) with the Company each dated December 13, 2013.  Employee acknowledges and agrees that (a) Employee’s option to purchase shares under the Option Agreement is vested as to 185,544 of the covered shares listed in the Option Agreement (the “Vested Options”), and (b) Employee owns 24,410 of the Company’s shares issued under the Restricted Stock Agreement (the “Restricted Shares”).  The Company agrees that all of the Restricted Shares shall become vested and no longer subject to the restrictions under the terms of the RSA immediately upon Employee’s execution of this Release.  Employee acknowledges and agrees that he has no other right or interest in any equity securities of the Company other than the Vested Options and the Restricted Shares.

6.
Attorneys’ Fees. In the event any action is brought to enforce any provision of this Release, the prevailing party shall be entitled to reasonable attorney fees and costs from the other party.  The term “prevailing party” shall mean the party that recovers an award from a judgment and/or any other court-ordered relief.

7.
Confidentiality of Agreement. In further consideration of the covenants, agreements, and payments, Employee agrees not to disclose, divulge or discuss, either directly or indirectly, the terms or existence of this Release unless such disclosure is required by legal process, or by reason of Employee seeking to enforce the terms of this Release, except that Employee may disclose this Agreement to his spouse and/or attorney or tax advisor.  If such limited disclosures are made, Employee agrees to convey the confidentiality requirements set forth herein, and any breach by Employee’s spouse, tax advisor or attorney of these confidentiality obligations shall be considered a breach by Employee.

8.
No Oral Modification.  This Agreement may not be changed, modified or amended except by a written amendment signed by Employee and an authorized officer of the Company. This Agreement reflects the entire agreement of the parties, and supersedes any prior oral or written agreements related to the same subject matter, except that this Agreement does not extinguish any of Employee’s or Company’s obligations under the Employment Agreement, the Option Agreement or the RSA that survive their respective terminations.

9.
No Negative Remarks.  Employee covenants that he shall not engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Released Parties.  Company covenants that neither it nor any of its wholly owned subsidiaries will engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of Employee.

10.
Confidential Information. Employee represents and warrants that he has not, directly or indirectly (i) disclosed, used, or allowed to be used any of the Company’s confidential information or trade secrets, or (ii) retained or copied any of the Company’s confidential information, data or documents, including but not limited to employee lists, manuals, customer lists or information, and sales, technical or financial data.  Employee further represents and warrants that, at anytime in the future, he will not disclose or use in any way confidential information or trade secrets which were learned by or disclosed to him at any time during the course of his employment with the Company.

11.
Severability.  If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

12.
Governing Law and Forum Selection. This Agreement shall be interpreted in accordance with the substantive laws of the State of New Jersey, without regard to any conflict of laws provisions.  Any action brought to enforce any provision of this Agreement shall be brought in the federal or state courts of New Jersey.

13.	Voluntary. Employee acknowledges that he has entered into this Release freely and voluntarily.

I HAVE READ AND UNDERSTAND AND AGREE TO BE BOUND BY THE ABOVE RELEASE.  I HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOOSING.  I HAVE SIGNED THIS RELEASE FREELY AND VOLUNTARILY.

Dated:___________________	______________________________ Timothy McDonald

Dated:___________________	______________________________ Gerald T. Vento Chief Executive Officer magicJack VocalTec Ltd.

ADEA RIDER

By the terms of this Rider, Employee acknowledges that he/she is waiving rights granted to employees over the age of 40 under the provisions of the Age Discrimination in Employment Act (“ADEA”).  Employee has a period of forty-five (45) days to consider signing this document.  If he enters this Agreement, he may revoke his agreement at any time within a period of seven (7) days following execution by tendering written notice of his revocation within that seven (7) day period to the Company’s Chief Executive Officer.  If he does not revoke his agreement, Employee agrees to deliver the Confirmation of Acceptance (Exhibit A) to the Company’s Chief Executive Officer immediately after the expiration of the seven (7) day reconsideration period.

By this document, the Company has advised Employee to consult with an attorney of his/her choice before signing this Release.

I HAVE READ AND UNDERSTAND AND AGREE TO BE BOUND BY THE ABOVE RELEASE.  I HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOOSING.  I HAVE SIGNED THIS RELEASE FREELY AND VOLUNTARILY.

Dated:___________________

______________________________
Timothy McDonald

SEVERANCE AGREEMENT AND RELEASE

EXHIBIT “A”

CONFIRMATION OF ACCEPTANCE

I, Timothy McDonald, acknowledge that at least seven (7) days have passed since I signed the Severance Agreement and Release between the Company and me on June 5, 2015, and I have been afforded this seven day period to reconsider my decision to enter the Severance Agreement and Release.  I confirm that I still wish to enter this Severance Agreement and Release.  I have not and do not intend to revoke my Severance Agreement and Release, including the waiver and release of my rights under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq., and affirm that I remain bound by all terms of the Severance Agreement and Release.

Dated:___________________

______________________________
Timothy McDonald